Exhibit 99.1

Farmer Bros. Co. Appoints Jeffrey Wahba as Director

Company Omits Quarterly Dividend, Sets Record Date and Annual Meeting Date

TORRANCE, Calif., September 2, 2011 – Farmer Bros. Co. (Nasdaq:FARM) announced today that Jeffrey A. Wahba, Interim Co-Chief Executive Officer, Treasurer and Chief Financial Officer has been appointed as Class I director on the Company’s Board of Directors to fill the vacancy left by the Company’s former director, President and Chief Executive Officer, Mr. Roger M. Laverty, III, who stepped down on June 30, 2011. Mr. Wahba will serve as a Class I director through the remainder of Mr. Laverty’s term; provided if the Board appoints someone other than Mr. Wahba to the position of permanent sole Chief Executive Officer or Mr. Wahba ceases to serve as co-Chief Executive Officer, Mr. Wahba has agreed to step down as a director at that time.

The Board explained, “The appointment of Interim Co-CEO Jeffrey Wahba to the Board ensures that management will have a voice on the Board during this period of transition.” The Board added, “Mr. Wahba and Interim Co-CEO Patrick Criteser both supported the concept of one of the Interim Co-CEOs serving on the Board and, due to the logistics, Mr. Wahba was the easier fit.”

Separately, the Company’s Board of Directors voted to omit the payment of a quarterly dividend during the upcoming second quarter of fiscal 2012. The amount, if any, of dividends to be paid in the future will depend upon the Company’s then available cash, anticipated cash needs, overall financial condition, loan agreement restrictions, future prospects for earnings and cash flows, as well as other relevant factors.

The Company’s Board of Directors announced that the 2011 Annual Meeting of Stockholders is scheduled to be held on Thursday, December 8, 2011 at the Company’s headquarters in Torrance, California. Stockholders of record as of October 17, 2011, will be eligible to vote at the Annual Meeting.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, and business conditions in the coffee industry and food industry in general, as well as other factors described from time to time in the Company’s filings with the SEC.

About Farmer Bros. Co.

Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products through direct and brokered sales to institutional foodservice establishments including restaurants, hotels, casinos, hospitals and foodservice providers, as well as retailers such as convenience stores, coffee houses, general merchandisers, private label retailers and grocery stores throughout the contiguous United States. Its product line includes roasted coffee, liquid coffee, coffee related products such as coffee filters, sugar and creamers, assorted teas, cappuccino, cocoa, spices, gelatins and puddings, soup, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves. For more information, go to: www.farmerbros.com.

Contact:

Farmer Bros. Co.

Jeffrey Wahba (310) 787-5241